SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Jones Apparel Group, Inc.
   ------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                          JONES APPAREL GROUP, INC.
                           250 RITTENHOUSE CIRCLE
                         BRISTOL, PENNSYLVANIA 19007
                             _________________


April 14, 1999


TO OUR STOCKHOLDERS:



  The 1999 annual meeting will be held on May 19, 1999 at 10:00 a.m. at 270 Park Avenue, 11th floor, Conference Room C, New York, New York, and we look forward to your attending either in person or by proxy. The Notice of Meeting, the Proxy Statement and the Proxy Card from the Board of Directors are enclosed. These materials provide further information concerning the meeting.

  Please read these materials so you will know what we plan to do at this meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you can't attend the meeting. If you would like to attend, please see the instructions on page 17.


                                               Sidney Kimmel
                                               Chairman




             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
           PLEASE FILL IN, SIGN, DATE AND PROMPTLY MAIL THE
           ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                           TABLE OF CONTENTS
                                                                      Page

Notice of Annual Meeting of Stockholders..........................      ii
Who Can Vote......................................................       1
How You Can Vote..................................................       1
Required Votes....................................................       1
Security Ownership of Certain Beneficial Owners...................       2
Election of Directors.............................................       3
Section 16(a) Beneficial Ownership Reporting Compliance...........       5
Committees of the Board of Directors..............................       5
Compensation Committee Interlocks and Insider Participation.......       5
Executive Compensation............................................       6
Compensation Committee Report on Executive Compensation...........       8
Comparative Performance by the Company............................       9
Employment and Compensation Arrangements..........................      10
Compensation of Directors.........................................      11
Certain Transactions..............................................      11
Proposal to Approve Independent Certified Public Accountants......      11
Proposal to Approve the Adoption of the 1999 Stock Option Plan....      12
Proposal to Approve the Executive Annual Incentive Plan...........      15
Submission of Stockholder Proposals...............................      17
Other Matters.....................................................      17
How to Attend the Annual Meeting..................................      17
Annex A - 1999 Stock Option Plan..................................      18
Annex B - Executive Annual Incentive Plan.........................      27

                           JONES APPAREL GROUP, INC.
                            250 RITTENHOUSE CIRCLE
                          BRISTOL, PENNSYLVANIA 19007
                              _________________



                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 19, 1999


  NOTICE IS HEREBY GIVEN that the annual meeting of Stockholders of Jones Apparel Group, Inc. will be held on May 19, 1999 at 10:00 a.m. at 270 Park Avenue, 11th floor, Conference Room C, New York, New York. The purpose of the meeting is to vote on the following matters:


  1.  The election of directors;

  2. Ratification of the selection of BDO Seidman, LLP as the Company's independent certified public accountants for 1999;

  3.  To approve the 1999 Stock Option Plan;

  4.  To approve the Executive Annual Incentive Plan; and

  5.  Such other business as may properly come before the meeting.


  The close of business on March 31, 1999 has been fixed as the record date. Only stockholders of record at the close of business on that date can vote at the annual meeting.

  If you would like to attend the meeting, please see the instructions on page 17 of the Proxy Statement. Otherwise, please promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed within the United States.



                                            By Order of the Board of Directors

                                                       Sidney Kimmel
                                                         Chairman


Dated: April 14, 1999

                                PROXY STATEMENT

                            JONES APPAREL GROUP, INC.
                             250 Rittenhouse Circle
                               Bristol, PA 19007


                        ANNUAL MEETING OF STOCKHOLDERS


  The Board of Directors is soliciting proxies to be used at the annual meeting of Stockholders of the Company to be held on May 19, 1999 at 10:00 a.m. at 270 Park Avenue, 11th floor, Conference Room C, New York, New York. This proxy statement and the proxies solicited hereby will be sent to stockholders on or about April 14, 1999. The Company's Annual Report to its Stockholders for the year ended December 31, 1998 accompanies this proxy statement.

Who Can Vote

  At the close of business on March 31, 1999, 103,644,879 shares of the Company's common stock were outstanding and eligible for voting at the annual meeting. Each stockholder of record has one vote for each share of common stock held on all matters to come before the meeting. Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the annual meeting.

How You Can Vote

  If you return your properly signed proxy to us before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from (i) the ratification of BDO Seidman, LLP to be the Company's independent certified public accountants for 1999, (ii) the approval of the 1999 Stock Option Plan, and (iii) the approval of the Executive Annual Incentive Plan.

  The proxy may be revoked by the stockholder at any time prior to its use, by voting in person at the annual meeting, by executing a later-dated proxy, or by submitting a written notice of revocation to the Secretary of the Company at the Company's office at the above address or at the annual meeting.

  Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to vote "for," "against" or "abstain" on each of the proposals other than the election of directors, or to vote in favor or withhold authority to vote for one or more of the Board of Directors' nominees for director. If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" below, and "FOR" each of (i) the ratification of BDO Seidman, LLP to be the Company's independent certified public accountants for 1999, (ii) the approval of the 1999 Stock Option Plan, and (iii) the approval of the Executive Annual Incentive Plan.

Required Votes

  Pennsylvania law and the Company's by-laws require the presence of a "quorum" for the annual meeting. A quorum is defined as the presence, either in person or represented by proxy, of the holders of a majority of the votes which could be cast in the election or on a proposal. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. "Broker nonvotes," or proxies submitted by brokers which do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (when such instructions are required by New York Stock Exchange Rules), are not considered "shares present" and will not affect the outcome of the vote.

  Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Each of the proposals other than the election of directors must be approved by a majority of votes cast on each proposal. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the proposals other than the election of directors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting.

Security Ownership of Certain Beneficial Owners

  The information contained herein has been obtained from the Company's records or from information furnished directly by the individual or entity to the Company.

  The table below shows, as of March 28, 1999, how much common stock of the Company was owned by each director, nominee, executive officer of the Company named in the Summary Compensation Table on page 6 (the "Named Executive Officers"), each person known to the Company to own 5% or more of the Company's common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and all directors and executive officers of the Company, as a group.

                                         Number of            Percentage
Name                                   Shares Owned            of Class

Sidney Kimmel........................   14,717,167(1)             14%
Eric A. Rothfeld.....................    2,914,842(2)              3%
Jackwyn Nemerov......................      381,828(3)              *
Irwin Samelman.......................      200,001(4)              *
Geraldine Stutz......................       39,400(5)              *
Howard Gittis........................        8,000(5)              *
Mark J. Schwartz.....................       10,000                 *
Wesley R. Card.......................      185,668(6)              *

All Directors and
Officers as a group
(9 persons)..........................   18,470,906(7)             18%
___________________
*    Less than one percent.

(1) Includes 426,667 shares issuable upon exercise of options exercisable on or before May 28, 1999.
(2) Does not include shares which Mr. Rothfeld will receive based on a formula applied to the 1998 earnings of Sun Apparel, Inc. The number of such shares was not calculable as of March 28, 1999.
(3) Includes 333,336 shares issuable upon exercise of options exercisable on or before May 28, 1999.
(4) Includes 200,001 shares issuable upon exercise of options exercisable on or before May 28, 1999.
(5) Includes 4,000 shares issuable upon exercise of options exercisable on or before May 28, 1999.
(6) Includes 147,336 shares issuable upon exercise of options exercisable on or before May 28, 1999.
(7) Includes 1,129,340 shares issuable upon exercise of options exercisable on or before May 28, 1999.

Election of Directors

  In accordance with the by-laws, the Company's Board of Directors has fixed the number of directors which comprises the Board of Directors at seven directors. The Company's Board of Directors has nominated seven persons to be elected at the annual meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected. All of the nominees currently serve as directors of the Company. Pursuant to the terms of the agreement by which the Company acquired Sun Apparel, Inc. from its stockholders in October 1998, the Company has agreed to include Eric A. Rothfeld as a nominee of the Company's Board of Directors for so long as Mr. Rothfeld is employed by the Company or Sun. Mr. Rothfeld was a founder and the former majority owner and Chief Executive Officer of Sun, and currently serves as its President and Chief Executive Officer.

  We will vote your shares as you specify on the enclosed proxy form. If you sign, date and return the proxy form but don't specify how you want your shares voted, we will vote them "FOR" all of the nominees listed below. If unforseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

  The following information is supplied with respect to each person nominated and recommended to be elected by the Board of Directors of the Company and is based upon the records of the Company and information furnished to it by the nominees. See "Security Ownership of Certain Beneficial Owners" for information pertaining to stock ownership by the nominees.

                                Other Positions with
                                the Company and                   Has served as
Name                  Age       Principal Occupation              director since
-------------------   ---       -------------------------------   --------------

Sidney Kimmel         71        Chairman and Chief                      1975
                                Executive Officer

Jackwyn Nemerov       47        President                               1998

Irwin Samelman        68        Executive Vice President,               1991
                                Marketing

Geraldine Stutz       70        Principal Partner, GSG Group            1991

Howard Gittis         65        Vice Chairman and Chief                 1992
                                Administrative Officer of
                                MacAndrews & Forbes Holdings Inc.

Eric A. Rothfeld      47        President and Chief Executive           1998
                                Officer of Sun Apparel, Inc.

Mark J. Schwartz      41        President and Chief Executive           1998
                                Officer, Palladin Capital Group,
                                Inc., and Chairman and Chief
                                Executive Officer of Nine West
                                Group Inc. upon completion of its
                                acquisition by the Company

  Mr. Kimmel founded the Jones Apparel Division of W.R. Grace & Co. in 1970. Mr. Kimmel has served as Chairman and Chief Executive Officer since 1975. Prior to 1975, Mr. Kimmel occupied various executive offices, including President of Jones New York and Vice President of John Meyer of Norwich. Prior to founding Jones, Mr. Kimmel was employed by W.R. Grace & Co. and was President of Villager, Inc., a sportswear company.

  Ms. Nemerov was appointed President in January 1997. She joined the Company in 1985 and served as President of the Company's casual sportswear divisions and the Lauren by Ralph Lauren division. Prior to joining Jones, Ms. Nemerov was President of the Gloria Vanderbilt division of Murjani, Inc. from 1980 through 1985.

  Mr. Samelman has been Executive Vice President, Marketing of the Company since 1991. In addition, from 1987 to 1991, Mr. Samelman provided marketing consulting services to the Company through Samelman Associates, Inc., a private consulting company controlled by him. Prior thereto, Mr. Samelman was Regional Marketing Manager of Russ Togs, Inc. and Vice President of Villager, Inc.

  Ms. Stutz has been a principal partner of GSG Group, a fashion and marketing service, since 1993. Prior to 1993, she was Publisher of Panache Press at Random House, a book publisher. From 1960 until 1986, Ms. Stutz was President of Henri Bendel. Ms. Stutz serves on the Board of Directors of Tiffany & Co., The Theatre Development Fund and The Actors' Fund.

  Mr. Gittis' principal occupation during the past five years has been Vice Chairman and Chief Administrative Officer and a director of MacAndrews & Forbes Holdings Inc., a diversified holding company. In addition, Mr. Gittis is a director of Golden State Bancorp, Inc., Golden State Holdings, Inc., Loral Space and Communications Ltd., M&F Worldwide Corp., Panavision, Inc., Revlon, Inc., Revlon Consumer Products Corporation, REV Holdings, Inc. and Sunbeam Corporation.

  Mr. Rothfeld serves as President and Chief Executive Officer of Sun Apparel, Inc., a wholly-owned subsidiary of the Company acquired in October 1998. Mr. Rothfeld served as President of Sun from 1986 to September 1997, and as Chairman and Chief Executive Officer of Sun from September 1997 until its acquisition by the Company.

  Mr. Schwartz is President and Chief Executive Officer of Palladin Capital Group, Inc., a New York-based private merchant banking firm he founded in 1997. From 1994 to 1997, he was a Managing Director, and most recently President, of Rosecliff Inc., also a private merchant banking firm. He is currently a director of Platinum Entertainment, Inc., a full-service recorded music company, and Balance Pharmaceuticals, Inc. During the past five years, Mr. Schwartz has managed acquisitions, and has served as the chairman or a director, of various public and private corporations. From 1985 to 1994, Mr. Schwartz was a member of the Investment Banking Division of Merrill Lynch & Co. Mr. Schwartz will become the Chairman and Chief Executive Officer of Nine West Group Inc. upon completion of its acquisition by the Company, which is anticipated to occur by the end of June 1999.

  During 1998, the Board of Directors held five meetings and took action by written consent on seven occasions. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board on which they served.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of common stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Through an administrative oversight, Form 4 filings for Wesley R. Card, Jackwyn Nemerov and Irwin Samelman, reporting the grant of stock options in December 1998, were filed within thirty days after the due date. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all other Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders have been complied with for the year ended December 31, 1998.

Committees of the Board of Directors

  The Board of Directors has an Audit Committee, a Stock Option Committee and a Compensation Committee. The members of each committee are appointed by the Board of Directors for a term beginning with the first regular meeting of the Board of Directors following the annual meeting and ending when their respective successors are elected and qualified.

  Audit Committee. The members of the Audit Committee are Mr. Gittis, Ms. Stutz and Mr. Schwartz. The Audit Committee meets periodically to review and make recommendations with respect to the Company's internal controls and financial reports, and in connection with such reviews, has met with appropriate Company financial personnel and the Company's independent certified public accountants. The Audit Committee met two times in 1998.
Mr. Schwartz has abstained from all voting on the Audit Committee since his agreement with the Company that he will serve as the Chairman of Nine West upon its anticipated acquisition by the Company. Following such acquisition, Mr. Schwartz will no longer serve on the Audit Committee.

  Stock Option Committee.  The Stock Option Committee, consisting of Mr.
Gittis and Ms. Stutz, administers the 1991 and 1996 Stock Option Plans.
The Stock Option Committee met five times in 1998 and took action by written consent on seven occasions in 1998. Mr. Gittis and Ms. Stutz are "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

  Compensation Committee. The Compensation Committee, consisting of Mr. Gittis, Ms. Stutz and Mr. Schwartz, determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Compensation Committee met three times in 1998 and took action by written consent once in 1998. Mr. Schwartz has abstained from all voting on the Compensation Committee since his agreement with the Company that he will serve as the Chairman of Nine West upon its anticipated acquisition by the Company. Following such acquisition, Mr. Schwartz will no longer serve on the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee during 1998 were Ms. Stutz and Mr. Gittis, both nonemployee directors, and Mr. Schwartz during the period from October 20, 1998 through December 31, 1998. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or other directors of the Company.

  Mr. Schwartz, a former investment banker, is President and Chief Executive Officer of Palladin Capital Group, Inc. ("Palladin"), a merchant banking firm which makes investments in various companies. Palladin served as the Company's investment advisor in connection with the Company's acquisition of Sun Apparel, Inc. in 1998, and is also serving in that role in connection with the Company's planned acquisition of Nine West Group Inc. For its services in the Sun acquisition, Palladin received a fee of $2,327,000 (plus reimbursement of out-of-pocket expenses), and will receive 0.5% of the additional consideration which may become payable to the former Sun stockholders based on Sun's performance for each of the three years 1998 through 2001. Subject to completion, the Company will pay Palladin a fee of 0.6% of the total consideration in the Nine West transaction. If the Nine West transaction is not completed, Palladin and the Company will negotiate a fee for Palladin's services. A retainer of $100,000 has been paid, which will be applied against any fees due Palladin. If the Nine West acquisition is completed, Mr. Schwartz will withdraw from his full-time responsibilities at Palladin and become the full-time Chairman and Chief Executive Officer of Nine West.

Executive Compensation

Summary of Executive Compensation

  The following summary compensation table shows the before-tax compensation for the three years ended December 31, 1998 for services in all capacities for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company.


SUMMARY COMPENSATION TABLE


                                                                         Long-term
                                                                        Compensation
                                           Annual Compensation             Awards
                                  ------------------------------------  ------------
                                                             Other                       All
                                                             Annual                     Other
Name and                                                    Compen-       Options      Compen-
Principal Position        Year     Salary      Bonus<F1>    sation<F2>  (shares)<F3>  sation<F4>
---------------------     ----    --------     ---------   -----------  ------------  ----------
Sidney Kimmel             1998    $850,000    $1,000,000   $ 431,384<F5>     800,000      $2,330
 Chairman and             1997     850,000             -           -         800,000       3,150
 Chief Executive Officer  1996     750,000             -           -               -       2,763

Jackwyn Nemerov           1998     750,000       750,000       5,132         100,000       2,330
 President                1997     750,000       200,000       6,625         100,000       3,150
                          1996     554,167       150,000       5,661         400,000       3,150

Irwin Samelman            1998     750,000       600,000       1,043         100,000       2,330
 Executive Vice           1997     650,000       200,000           -         400,000       3,150
 President, Marketing     1996     500,000       150,000           -         200,000       3,048

Wesley R. Card            1998     350,000       300,000       8,600          75,000       2,330
 Chief Financial Officer  1997     325,000       200,000       7,200         100,000       3,150
                          1996     300,000       100,000       7,200         200,000       3,056

Eric A. Rothfeld          1998     266,346       377,548           -               -           -
 President and Chief
 Executive Officer,
 Sun Apparel, Inc.<F6>


_________________

<F1>  Annual bonus amounts are reported for the year earned and accrued regardless of the timing of the actual payment.

<F2>  Other than for Mr. Kimmel, these amounts are allowances for the employee's purchase or lease of personal automobiles and Company-provided clothing.

<F3>  Adjusted to reflect 2-for-1 stock splits effective October 2, 1996 and
      June 25, 1998.

<F4>  These amounts represent contributions by the Company to the Jones
      Apparel Group, Inc. Retirement Plan on behalf of the named individuals.

<F5>  The Company owns an apartment in New York City, which is used by Mr.
      Kimmel. The amount in this column represents the Company's aggregate incremental cost of maintaining the apartment.

<F6>  The Company acquired Sun Apparel, Inc. on October 2, 1998.  The information presented for Mr. Rothfeld relates to the period from that date through December 31, 1998.


Stock Options

  Stock option exercises by the Named Executive Officers during 1998, as well as the number and total value of unexercised "in-the-money" options at December 31, 1998, are as follows:

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                     Value of
                                                    Number of Unexercised    Unexercised In-the-Money
                          Shares                         Options at                 Options at
                         Acquired                   December 31, 1997 (#)      December 31, 1997 ($)
                            on         Value
Name                    Exercise(#)  Realized($)  Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------   -----------  -----------  -------------------------  -------------------------
Sidney Kimmel                    -    $        -        266,667 / 1,333,333                  $ - / $ -

Jackwyn Nemerov             66,256    $1,419,707          306,668 / 526,664    $4,113,321 / $4,442,870

Irwin Samelman              66,666    $1,368,307          200,001 / 433,333        $670,847 / $964,577

Wesley R. Card              48,332    $1,188,485          107,336 / 339,000    $1,017,569 / $2,433,663

Eric A. Rothfeld                 -    $        -                      - / -                  $ - / $ -


  The following table sets forth the details of stock options granted to the Named Executive Officers during 1998. The table shows, among other data, hypothetical potential gains from stock options granted based entirely on assumed growth rates of 5% and 10% in the value of the Company's stock price over the ten-year life of the options. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend on market conditions and the Company's future performance and prospects. All options were granted under the Company's 1996 Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                    Annual Rates of
                                                                                  Stock Appreciation
                                           Individual Grants                        for Option Term
                          --------------------------------------------------   ------------------------
                                       % of Total
                          Number of    Options Granted            Expir-       At 5%        At 10%
                          Options      to Employees     Price     ation        Annual       Annual
Name                      Granted      in Fiscal Year   $/Share   Date         Growth Rate  Growth Rate
-----------------------   ----------   ---------------  --------  ----------   -----------  -----------
Sidney Kimmel             800,000<F1>        33.6%       $27.625  03/27/2008   $13,889,000  $35,222,000

Jackwyn Nemerov           100,000<F2>         4.2%       $19.125  12/28/2008    $1,202,500   $3,048,500

Irwin Samelman            100,000<F2>         4.2%       $19.125  12/28/2008    $1,202,500   $3,048,500

Wesley R. Card             75,000<F2>         3.1%       $19.125  12/28/2008      $901,625   $2,285,625

Eric A. Rothfeld                -               -              -           -             -            -

___________________
<F1> The options vest and become exercisable on a cumulative basis as to 20% of the shares subject to options in each of the years commencing March 27, 1999 until March 27, 2003, and thereafter are exercisable until the tenth anniversary of the date of grant.

<F2> The options vest and become exercisable on a cumulative basis as to 33 1/3%
     of the shares subject to options in each of the years commencing December 28, 1999 until December 28, 2001, and thereafter are exercisable until the tenth anniversary of the date of grant.


Compensation Committee Report on Executive Compensation

  General. The Compensation Committee was established in February 1993. The Company's compensation plans under which its executive officers have been compensated for services rendered during 1998 were in place prior to the establishment of the present Compensation Committee. These policies evolved over the years when the Company operated as a private company, prior to an initial public stock offering in May 1991. At the time of the initial public stock offering, the Chief Executive Officer's compensation level was reviewed and compared to officers of other publicly held apparel companies, and has been adjusted since that time. On January 1, 1997, Mr. Kimmel's salary was adjusted to $850,000 based on an updated review of other publicly held apparel companies and was kept at that level for 1998.

  In the fourth quarter of 1998, the Compensation Committee engaged a consultant to review the salary, annual cash bonus, annual incentive and long-term incentive elements of the Company's executive compensation arrangements, as compared to those of comparable publicly traded apparel companies, and to make recommendations with respect to the Company's program of executive compensation. As a result of this study, certain changes have been made to those identified components of compensation, including the implementation of an Executive Annual Incentive Plan, which is being proposed for adoption by the Stockholders at the 1999 annual meeting.

  Compensation Philosophy. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes are consistent with others in the Company's industry, and gives special emphasis to the need for the best creative talent available in product-related positions.

  In determining what are competitive levels of compensation, the Compensation Committee reviewed the salary and bonus levels of other publicly traded apparel companies which were considered comparable to the Company, either in their size or type of operations. The Compensation Committee has targeted the base salary of Company executives at the median to high range of the surveyed companies.

  Base Salaries. Base salaries for the Company's executive officers have been established with reference to amounts paid by the Company's competitors for key managerial and creative talent.

  Annual Bonuses. For 1998 (and for previous years), the Company utilized a bonus program for its executive officers under which cash bonuses were awarded by the Compensation Committee on a subjective basis, considering individual job performance, the level of bonuses paid by competitors, the level of base compensation and incentive stock options awarded, and the overall performance of the Company (with primary emphasis on growth in both revenues and net earnings per share), with no specific weighing of the individual factors.
Prior to 1998, Mr. Kimmel had not participated in the bonus program.  For
1998, the Compensation Committee determined that Mr. Kimmel should be paid a bonus of $1,000,000 for the Company's excellent performance in achieving profit targets and completing the acquisition of Sun Apparel, as well as the Company's superior total stockholder return performance relative to industry-wide performance, as shown in the performance graph on page 10.

  Stock Option Grants. The Stock Option Committee awards stock options to the Company's executive officers in order to link the long-term interests of such persons and the Company's Stockholders, and assist in the retention of such executives.

  Tax Considerations. The Omnibus Budget Reconciliation Act of 1993 imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated officers. Because it became clear to the Compensation Committee that the bonus awards for 1998 which, for competitive purposes, should be made to Mr. Kimmel, Ms. Nemerov and Mr. Samelman, would cause the total cash compensation of each such individual to exceed the tax-deductible limit in 1998, the Compensation Committee engaged a consultant to recommend certain changes to the Company's compensation program for its executives, including recommending an annual incentive plan under which all payments would be tax-deductible. The Executive Annual Incentive Plan being proposed for adoption by the stockholders at the 1999 annual meeting is designed to meet this criteria.

Compensation Committee: Geraldine Stutz, Howard Gittis, Mark J. Schwartz March 28, 1999

Comparative Performance by the Company

  The SEC requires the Company to present a chart comparing the cumulative total stockholder return on its common stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or peer group. The following chart compares the performance of the Company's common stock with that of the S&P 500 Composite Index and the S&P Textile Apparel Manufacturers Index, assuming an investment of $100 on December 31, 1993 in each of the Company's common stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Apparel Manufacturers Index and the reinvestment of dividends (although dividends have not been declared on the Company's common stock).

                                   [GRAPH]

                   COMPARISON OF CUMULATIVE TOTAL RETURN

Measurement Period                 Jones                      S&P Textile
(Fiscal Year Covered)          Apparel Group     S&P 500     Manufacturers
---------------------          -------------     -------     -------------

1993                              $100.00        $100.00        $100.00
1994                                86.20         101.32          97.94
1995                               131.80         139.40         109.99
1996                               250.21         171.40         151.12
1997                               287.86         228.59         162.97
1998                               295.40         293.91         141.04



Employment and Compensation Arrangements

  In connection with the Company's acquisition of Sun Apparel, Inc. in October 1998, the Company entered into an employment agreement with Eric A. Rothfeld, who was the majority owner and Chief Executive Officer of Sun. The agreement provides that Mr. Rothfeld will serve as the President and Chief Executive Officer of Sun during the period from the acquisition date through December 31, 2001. His annual salary will be $850,000. Mr. Rothfeld will receive a bonus of $162,500 for each fiscal quarter in which Sun's net sales exceed its net sales in the corresponding fiscal quarter in 1997, or in which yearly net sales exceed net sales for fiscal 1997. In addition to the quarterly bonus, Mr. Rothfeld will receive an annual bonus if Sun's earnings before interest and income taxes (as defined) exceed certain targeted amounts.

  In the event of Mr. Rothfeld's death before the end of the term, the Company is obligated to pay his estate lump sum payments equal to (i) any unpaid salary and quarterly bonus amount prorated through the date of death, (ii) an annual bonus (based on the average annual bonus for the preceding two years) prorated through the date of death, and (iii) base salary, quarterly and annual bonuses (based on the average annual bonus for the preceding two years) with respect to the remainder of the term. If the Company terminates Mr. Rothfeld's employment other than for "cause" (as defined) or Mr. Rothfeld resigns for "good reason", Mr. Rothfeld is entitled to receive the foregoing payments, and is also entitled to continue to participate in (or, at the Company's expense, to otherwise receive the same benefits provided by) the Company's benefit plans in which he was participating immediately prior to such termination or resignation. If Mr. Rothfeld's employment is terminated by the Company for "cause" (as defined) or he resigns other than with "good reason" (as defined), Mr. Rothfeld would be entitled solely to his unpaid salary and quarterly bonus prorated through the date of termination or resignation.

  The employment agreement also contains certain non-competition restrictions on Mr. Rothfeld during his employment and for two years following the end of the term (or two years from the date of termination, if Mr. Rothfeld is terminated without "cause" or resigns for "good reason"). Mr. Rothfeld is also prohibited from interfering in the Company's employment of its employees during the period ending one-year after the end of the applicable non-competition period.

  The Company has an agreement with Wesley R. Card, its Chief Financial Officer, pursuant to which Mr. Card would be eligible to receive up to 12 months of salary continuation were the Company to terminate his employment other than for willful misconduct or fraud.

Compensation of Directors

  Each director who is not a full-time employee of the Company receives an annual grant of options to purchase 2,000 shares of the Company's common stock at an exercise price of $1.00 per share. Each option will expire on the tenth anniversary of its date of grant, and will be exercisable commencing six months from the date of grant, in whole or in part, during the exercise period.

Certain Transactions

  In the first quarter of 1998, the Company purchased office, warehousing and distribution facilities in a 419,000 square foot free-standing building located in Bristol, Pennsylvania, which, until March 1998, was leased from a partnership equally owned by Mr. Kimmel and an unrelated third party.
The purchase price was $10,500,000, of which $4,500,000 was received by Mr. Kimmel. The Company believes that the purchase price represented the fair market value of the property as used by the Company.

  In October 1998, the Company acquired Sun Apparel, Inc. from its stockholders. Mr. Rothfeld and a family trust owned approximately 60% of Sun. Mr. Rothfeld and the family trust received approximately $65,420,000 in cash and 3,104,548 shares of the Company's common stock for their interests in Sun. In addition, the former Sun stockholders are entitled to receive additional consideration of $2.00 for each $1.00 that Sun's earnings before interest and taxes
(as defined) for each of the years 1998 through 2001 exceed targeted levels. Such additional consideration will be paid 59% in cash and 41% in shares of the Company's stock, the value of which will be determined by the prices at which the stock trades in a defined period preceding delivery in each year.

  The Company's 1998 annual year-end holiday party for its New York City area employees was held at Cipriani Wall Street, a banquet facility owned by Mr. Kimmel, at a cost of approximately $98,000.

Proposal to Approve Independent Certified Public Accountants

  BDO Seidman, LLP served as the independent certified public accountants of the Company during 1998 and has been selected, subject to ratification by the Stockholders of the Company at the annual meeting, to serve as the Company's independent certified public accountants for 1999. BDO Seidman, LLP has served as the Company's independent accountants for more than the past five years and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of BDO Seidman, LLP will be present at the annual meeting, with an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

  If the selection of BDO Seidman, LLP is not ratified, or if prior to the next annual meeting of stockholders it declines to act or otherwise becomes incapable of acting, or if its employment is otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent certified public accountants whose employment for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Proposal to Approve the Adoption of the 1999 Stock Option Plan

  The Board of Directors has adopted and proposed for submission for your approval the Jones Apparel Group, Inc. 1999 Stock Option Plan (the "1999 Plan"). The Board of Directors believes that the 1999 Plan is desirable to attract and retain executives and other key employees of outstanding ability. Approximately 175 persons, including nine executive officers and directors, are expected to be eligible to participate in the 1999 Plan.

  An aggregate of 18,000,000 shares of common stock, adjusted for subsequent stock splits, were reserved for issuance of employee stock options under the Company's 1991 and 1996 Stock Option Plans. As of December 31, 1998, 164,568 shares of common stock remained available for issuance upon exercise of stock options which have been issued or are issuable pursuant to those plans.

  The following summary describes the material features of the 1999 Plan. You should refer to Annex A for a complete copy of the 1999 Plan. A maximum of 10,000,000 shares of common stock, subject to adjustment described below, have been reserved for issuance pursuant to options to be granted under the 1999 Plan.

  The 1999 Plan will be administered by the Stock Option Committee.  The
Stock Option Committee will be comprised of directors who qualify as "non-employee directors" within the meaning of Section 16 of the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. During the ten year period ending in 2009, the Stock Option Committee will have the authority, subject to the terms of the 1999 Plan, to:

  -  determine when and to whom to make grants under the 1999 Plan,

  - determine the number of shares to be covered by the grants, the types and terms of options and stock appreciation rights to be granted and the exercise prices of options and stock appreciation rights,

  -  interpret and implement the 1999 Plan, and

  - prescribe, amend and rescind rules and regulations relating to the 1999 Plan.

The Stock Option Committee's determinations under the 1999 Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the 1999 Plan whether or not such persons are similarly situated.

  The Board of Directors may amend, suspend or discontinue the 1999 Plan at any time except that, unless an amendment is approved, at a meeting held within 12 months before or after the date of the amendment, by the holders of a majority of the issued and outstanding shares of common stock entitled to vote, no such amendment may:

  - increase the maximum number of shares as to which awards may be granted under the 1999 Plan, except for adjustments to reflect stock dividends or other recapitalization affecting the number of kind or outstanding shares,

  -  materially increase the benefit accruing to the 1999 Plan participants, or

  - materially change the requirements as to eligibility for participation in the 1999 Plan.

  Under the terms of the 1999 Plan, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, "nonqualified stock options" and stock appreciation rights may be granted to directors, officers, key employees and consultants of the Company and any of its subsidiaries (as defined in the 1999 Plan), except that incentive stock options may be granted only to employees of the Company and its subsidiaries.

  To the extent that the aggregate fair market value (as defined in the 1999
Plan), determined as of the date of grant of an incentive stock option, of common stock with respect to which incentive stock options granted under the 1999 Plan and all other option plans of the Company or its subsidiaries exercisable for the first time by an individual during any calendar year exceeds $100,000, such options shall be treated as options that are not incentive stock options.

  Initially, each option will be exercisable over a period, determined by the Stock Option Committee in its discretion, but not to exceed ten years from the date of grant. However, in the case of an incentive stock option granted to an individual who, at the time such incentive stock option is granted, owns shares possessing 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiary corporations (a "10% stockholder"), the exercise period for an incentive stock option may not exceed five years from the date of grant. Options may be exercisable during the option period at such times, in such amounts, in accordance with such terms and conditions, and subject to such restrictions, as are set forth in the option agreement evidencing the grant of such options. The Stock Option Committee may, in its discretion, with the grantee's consent, cancel any award of options or stock appreciation rights and issue a new award in substitution therefor or accelerate the exercisability of any award granted under the 1999 Plan or extend the scheduled expiration of an award.

  The exercise price of an option may not be less than the fair market value of the shares of common stock on the date of grant, except that:

  - in the case of an incentive stock option granted to a 10% stockholder, the option price may not be less than 110% of fair market value, and

  - in the case of an option granted to a director solely for his services as director, the option price may be less than fair market value.

The option price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalization or reclassification or changes affecting the number or kind of outstanding shares.

  The shares purchased upon the exercise of an option are to be paid for in cash or by delivery of previously acquired shares of common stock with a fair market value equal to the total option price, or in a combination of such methods. Under the 1999 Plan, an option may provide for a "cashless exercise" by allowing the optionee to direct an immediate market sale or margin loan respecting the shares under the option pursuant to an extension of credit by the Company. Pursuant to this procedure, the optionee would direct the delivery of the shares under the option from the Company to a brokerage firm and the delivery of the option price from the sale or margin loan proceeds from the brokerage firm to the Company.

  Incentive stock options and stock appreciation rights may be transferred by an optionee or grantee only by will or by the laws of descent and distribution, and may be exercised only by the optionee or grantee during his lifetime. Nonqualified stock options may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of the optionee in accordance with the 1999 Plan. Except as otherwise provided in the 1999 Plan, in the case of retirement, disability or death, awards generally terminate three months after termination of employment or service (but not beyond the original expiration date); provided, however, that, subject to a written agreement between the Company and the optionee providing otherwise, all of an optionee's or a grantee's outstanding awards shall terminate upon his voluntary termination of employment or service without the written consent of the Company or a subsidiary corporation or upon involuntary termination for cause.

  The stock option committee may grant stock appreciation rights in conjunction with all or part of an option. Upon the exercise of a stock appreciation right, a holder will generally be entitled, without payment to the Company, to receive cash, shares of common stock or any combination thereof as elected by the holder, subject to the approval of the Board of Directors, in an amount equal to the excess of the fair market value of one share of common stock on the exercise date over the exercise price of the related option, multiplied by the number of shares in respect of which the stock appreciation right is exercised.

  Tax Aspects of the 1999 Plan. The following are the principal Federal income tax consequences generally applicable to awards granted under the 1999 Plan. The grant of an option or stock appreciation right will create no Federal income tax consequences for the recipient or the Company or a subsidiary employing the recipient. The holder of an incentive stock option will have no taxable income upon exercising an incentive stock option, except that the holder may have income for alternative minimum tax purposes, and the employer generally will receive no deduction when an incentive stock option is exercised.

  Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

  In general, upon exercising a stock option other than an incentive stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the stock acquired on the date of exercise over the option price, and the Company will then be entitled to a deduction for the same amount. The disposition of shares acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

  In general, upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company.

  Awards granted under the 1999 Plan. As of the date hereof, the Stock Option Committee has not awarded any options under the 1999 Plan and has not made any determination as to the grant of any options under the 1999 Plan.

  Federal Securities Law. We intend to register the shares reserved for issuance under the 1999 Plan with the SEC following stockholder approval of the 1999 Plan. Upon effectiveness of the registration statement, shares acquired through the exercise of the options granted under the 1999 Plan will be registered shares within the meaning of the Securities Act of 1933.

On March 26, 1999, the last reported sales price per share of the common stock as reported on the New York Stock Exchange Composite Tape was $24-7/16. Based upon such price, the aggregate market value of the 10,000,000 shares of common stock subject to the 1999 Plan is $244,375,000.

The Board of Directors recommends a Vote FOR approval of the 1999 Stock Option Plan.

Proposal to Approve the Executive Annual Incentive Plan

  The Board of Directors has adopted and proposed for submission for your approval the Jones Apparel Group, Inc. Executive Annual Incentive Plan
(the "Incentive Plan"). Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to the Named Executive Officers to $1,000,000 per year. Performance-based compensation is not subject to this limitation on deductibility if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is payable be approved by stockholders. The Board of Directors believes that the Incentive Plan benefits stockholders by providing an incentive to employees who contribute to the success of the business by rewarding superior financial performance and by qualifying amounts paid pursuant to the Incentive Plan for a Federal income tax deduction. Approximately seven executive officers and directors, are expected to be eligible to participate in the Incentive Plan.

  The following summary describes the material features of the Incentive Plan. You should refer to Annex B for a complete copy of the Incentive Plan.

  The Incentive Plan will be administered by the Compensation Committee.
The Compensation Committee shall consist of at least 2 persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee will have the authority, subject to the terms of the Incentive Plan, to:

  -  determine which persons participate in the Incentive Plan;

  - determine the terms, conditions, restrictions and performance criteria for any award under the Incentive Plan;

  - determine whether, to what extent and under what circumstances an award under the Incentive Plan may be settled, canceled, forfeited or surrendered;

  - make adjustments in the performance factors for unusual or non-recurring events or changes in applicable laws, regulations or accounting principles;

  - interpret and administer the Incentive Plan or any award under the Incentive Plan;

  - prescribe, amend and rescind rules and regulations relating to the Incentive Plan; and

  - make all other determinations necessary or advisable for the administration of the Incentive Plan.

  The Board of Directors or the Compensation Committee may amend, suspend or discontinue the Incentive Plan at any time except that:

  - no amendment requiring stockholder approval in order for the Incentive Plan to continue to comply with Section 162(m) of the Internal Revenue Code shall be effective unless the required stockholders have approved the amendment; and
no amendment shall adversely affect a participant's rights under an award under the Incentive Plan if the amendment is adopted during or after the performance period to which the award relates.

  Under the terms of the Incentive Plan, awards for a particular performance period may be granted to executive officers of the Company and its subsidiaries who have been deemed "covered employees", as defined in the Incentive Plan, and approved by the Compensation Committee in its sole discretion to be participants in the Incentive Plan. Each fiscal year of the Company is a performance period.

  The performance factors applicable to each award under the Incentive Plan shall be determined by the Compensation Committee and communicated to each participant by the end of the first quarter of each performance period. These performance factors may include:

  -  a level of performance below which no payment shall be made;

  - levels of performance at which specified percentages of the award shall be paid; or

  - a maximum level of performance above which no additional award will be paid; and/or

  - any or all of the following: revenue; net sales; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital and components thereof; return on equity; return on assets; return on investment; stock price; total shareholder return; market share; earnings per share; earnings from continuing operations; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period.

  For each performance period:

  - the aggregate awards available under the Incentive Plan shall not be greater than 3.0% of Income Before Provision for Income Taxes of the Company but adjusted to exclude the impact of extraordinary items, discontinued operations, and changes in accounting principles recognized in such performance period (the "Incentive Pool") and

  - no individual "covered employee" shall receive an award greater than $3,000,000.

  By the end of the first quarter of each performance period, the Compensation Committee shall allocate a percentage of the Incentive Pool to each "covered employee" under the Incentive Plan. Any amounts of the Incentive Pool not allocated to "covered employees" by the Compensation Committee during a given performance period shall not be available for awards to "covered employees" during future performance periods.

  Following the end of each performance period, the Compensation Committee will determine the award for each participant based on a review of actual results and the performance factors. Awards will be made within a reasonable period after the end of a performance period, after certification by the Compensation Committee of awards based on the allocation of the Incentive Pool. The Compensation Committee may, in its absolute discretion, reduce (but may not increase) the award for any performance period to any "covered employee" from the previously allocated amount.

  Tax Aspects of the Incentive Plan. All amounts paid under the Incentive Plan are taxable income to the employee when paid. The Company will be entitled to a Federal income tax deduction for all amounts paid under the Incentive Plan if it is approved by stockholders and meets the other requirements of Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends a vote FOR approval of the Incentive Plan.

Submission of Stockholder Proposals

  Any stockholder proposal intended for inclusion in the proxy material for the 2000 annual meeting must be received by the Company at the address on the first page of this proxy statement no later than December 26, 1999.

Other Matters

  The Board of Directors is not aware of any business constituting a proper subject for action by the stockholders to be presented at the meeting, other than those set forth in this Proxy Statement. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

How to Attend the Annual Meeting

  The meeting is being held at 270 Park Avenue, 11th floor, Conference Room C, New York, New York. 270 Park Avenue is located on the West side of Park Avenue, between 47th and 48th Streets.


THE COMPANY'S 1998 FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
JONES APPAREL GROUP, INC., 250 RITTENHOUSE CIRCLE, BRISTOL,
PENNSYLVANIA 19007; ATTN: WESLEY R. CARD.


  In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.


                                      By Order of the Board of Directors

                                                 Sidney Kimmel
                                                   Chairman

Dated: April 14, 1999

                                                                        ANNEX A

                            JONES APPAREL GROUP, INC.
                             1999 STOCK OPTION PLAN


  1. Purpose of the 1999 Stock Option Plan. Jones Apparel Group, Inc. (the "Company") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1999 Stock Option Plan (the "Stock Option Plan") is intended to contribute significantly to the attainment of these objectives by (i) providing long-term incentives and rewards to all key employees of the Company (including officers and directors who are key employees of the Company and also including key employees of any subsidiary of the Company which may include officers or directors of any subsidiary of the Company who are also key employees of said subsidiary), and those directors and officers, consultants, advisers, agents or independent representatives of the Company or of any subsidiary (together, "Eligible Individuals"), who are contributing or in a position to contribute to the long-term success and growth of the Company or of any subsidiary, (ii) assisting the Company and any subsidiary in attracting and retaining Eligible Individuals with experience and ability, and (iii) associating more closely the interests of such Eligible Individuals with those of the Company's stockholders.

  2. Scope and Duration of the Stock Option Plan. Under the Stock Option Plan, Options ("Options") to purchase Shares of common stock, par value $.01 per share ("Common Stock"), may be granted to Eligible Individuals. Options granted to employees (including officers and directors who are employees) of the Company or a subsidiary corporation thereof, may, at the time of grant, be designated by the Company's Board of Directors either as incentive stock options ("ISOs"), with the attendant tax benefits as provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as nonqualified stock options. Stock appreciation rights (the "Rights") may be granted in association with Options. The aggregate number of shares of Common Stock reserved for grant from time to time under the Stock Option Plan is 10,000,000 shares of Common Stock, which shares of Common Stock may be authorized but unissued shares of Common Stock or shares of Common Stock, which shall have been or which may be reacquired by the Company, as the Board of Directors of the Company shall from time to time determine. Such aggregate numbers shall be subject to adjustment as provided in Paragraph 12. If an Option shall expire or terminate for any reason without having been exercised in full or surrendered in full in connection with the exercise of a Right, the shares of Common Stock represented by the portion thereof not so exercised or surrendered shall (unless the Stock Option Plan shall have been terminated) become available for other Options under the Stock Option Plan. Subject to Paragraph 14, no Option or Right shall be granted under the Stock Option Plan after May 19, 2009. The grant of an Option and/or a Right is sometimes referred to herein as an Award thereof.

  3. Administration of the Stock Option Plan. This Stock Option Plan will be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors, in its discretion, may designate an Option committee (the "Option Committee" or "Committee") composed of at least two members of the Board of Directors to administer this Stock Option Plan. Members of the Stock Option Committee shall meet such qualifications as the Board of Directors may determine; provided, however that each member shall qualify as a "Non-Employee Director" under Section 16 of the Securities Exchange Act of 1934, as amended and as an "Outside Director" as defined in Code Section 162(m) and any regulations promulgated thereunder. Subject to the express provisions of this Plan, the Board of Directors or the Committee (hereinafter, the terms "Option Committee" or "Committee", shall mean the Board of Directors whenever no such Option Committee has been designated); shall have authority in its discretion, subject to and not inconsistent with the express provisions of this Stock Option Plan, to direct the grant of Options; to determine the purchase price of the Common Stock covered by each Option; the Eligible Individuals to whom, and the time or times at which, Options shall be granted and subject to the maximum set forth in Paragraph 4 hereof, the number of shares of Common Stock to be covered by each Option; to designate Options as ISOs;
to direct the grant of Rights in connection with any Option; to interpret the Stock Option Plan; to determine the time or times at which Options may be exercised; to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan, including, without limitation, such rules and regulations as it shall deem advisable, so that transactions involving Options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities and Exchange Act of 1934; to determine the terms and provisions of and to cause the Company to enter into agreements with Eligible Individuals in connection with Options (Awards) granted under the Stock Option Plan (the "Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; and to make all other determinations it may deem necessary or advisable for the administration of the Stock Option Plan.

  Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all of the powers of the Board of Directors under the Stock Option Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by a majority of the members of the Committee.

  Every action, decision, interpretation or determination by the Committee with respect to the application or administration of this Stock Option Plan shall be final and binding upon the Company and each person holding any Option granted under this Stock Option Plan.

  4. Eligibility: Factors to be Considered in Granting Options and Designating ISOs (Awards). (a) Options may be granted only to (i) key employees (including officers and directors who are employees) of the Company or any subsidiary corporation thereof on the date of grant (Options so granted may be designated as ISOs), and (ii) directors or officers of the Company or a subsidiary corporation thereof on the date of grant, without regard to whether they are employees, and (iii) consultants or advisers to or agents or independent representatives of the Company or a subsidiary thereof. In determining the persons to whom Options (Awards) shall be granted and the number of shares of Common Stock to be covered by each Award, the Committee shall take into account the nature of the duties of the respective persons, their present and potential contributions to the Company's (including subsidiaries') successful operation and such other factors as the Board of Directors in its discretion shall deem relevant. Subject to the provisions of Paragraph 2, an Eligible Individual may receive Options (Awards) on more than one occasion under the Stock Option Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Company an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Company an instrument of revocation, which revocation will be effective upon such filing.

  (b) In the case of each ISO granted to an employee, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is exercisable for the first time by such employee during any calendar year (under all plans of the Company and any subsidiary corporation thereof) may not exceed $100,000.

  (c) In no event shall any Eligible Individual be granted Options to purchase more than 3,000,000 shares of Common Stock pursuant to this Stock Option Plan.

  5. Option Price. (a) The purchase price per share of the Common Stock covered by each Option shall be established by the Committee but in no event shall it be less than the fair market value of a share of the Common Stock on the date the Option is granted; provided, however, that if an Option is granted to a director of the Company for services solely as a director, and such grant is approved by the Board of Directors, the purchase price may be less than such fair market value. If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price (or the mean of the latest bid and asked prices) of a share of Common Stock on such date as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board of Directors) for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value.

  (b) In the case of an employee who at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the employer corporation or of its parent or a subsidiary corporation thereof (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock at the time the ISO is granted.

  6. Term of Options. The term of each Option shall be fixed by the Committee, but in no event shall it be exercisable more than 10 years from the date of grant, subject to earlier termination as provided in Paragraphs 10 and 11.
An ISO granted to a 10% Holder shall not be exercisable more than 5 years from the date of grant.

  7. Exercise of Options. (a) Subject to the provisions of the Stock Option Plan, an Option granted to an employee under the Stock Option Plan shall become fully exercisable at such time or times as the Committee in its sole discretion shall determine at the time of the granting of the Option or thereafter, except that in no event shall any such Option be exercisable later than 10 years after its grant.

  (b) An Option may be exercised as to any or all full shares of Common Stock as to which the Option is then exercisable.

  (c) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, the purchase price may be paid (i) in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid, or (ii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise. Fair market value shall be determined as provided in Paragraph 5 for the determination of such value on the date of the grant. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements.

  (d) Except as provided in Paragraphs 10 and 11, no Option may be exercised unless the original grantee thereof is then an Eligible Individual.

  (e) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

  (f) Notwithstanding any other provision of this Stock Option Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed.

  8. Award and Exercise of Rights. (a) A Right may be awarded by the Committee in association with any Option either at the time such Option is granted or at any time prior to the exercise, termination or expiration of such Option. Each such Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent such Option is exercisable, and the Right Value, as hereinafter defined, is a positive amount.

  (b) A Right shall entitle the holder to surrender to the Company unexercised the related Option (or any portion or portions thereof which the holder from time to time shall determine to surrender for this purpose) and to receive in exchange therefor, subject to the provisions of the Stock Option Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the Right Value of one share of Common Stock, as hereinafter defined, and (B) the number of shares of Common Stock called for by the Option, or portion thereof, which is surrendered. For purposes of the Stock Option Plan: the Right Value of one share of Common Stock shall be the excess of (i) the fair market value of one share of Common Stock on the date on which the Right is exercised, over (ii) the purchase price per share of the Common Stock covered by the surrendered Option. The date on which the Committee shall receive notice from the holder of the exercise of a Right shall be considered the date on which the Right is exercised.

  Upon exercise of a Right, a holder shall indicate to the Committee what portion of the payment he desires to receive in cash and what portion in shares of Common Stock of the Company; provided, that the Board of Directors shall have sole discretion to determine in any case or cases that payment will be made in the form of all cash, all shares of Common Stock, or any combination thereof. If the holder is to receive a portion of such payment in shares of Common Stock, the number of shares of Common Stock shall be determined by dividing the amount of such portion by the fair market value of one share of Common Stock on the date on which the Right is exercised. The number of shares of Common Stock which may be received pursuant to the exercise of a Right may not exceed the number of shares of Common Stock covered by the related Option, or portion thereof, which is surrendered.
No fractional shares of Common Stock will be issued, but instead cash will be paid for any such fractional share of Common Stock.

  No payment will be required from the holder upon exercise of a Right, except that the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of cash or a certificate representing shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements, and the Company shall have the right to deduct from any payment any taxes required by law to be withheld by the Company with respect to such payment.

  (c) The fair market value of one share of Common Stock for the date on which a Right is exercised shall be determined as provided in Paragraph 5 for the determination of such value on the date of grant.

  (d) Upon exercise of a Right, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option, or portion thereof, which is surrendered. Shares of Common Stock subject to Options, or portions thereof, which are surrendered in connection with the exercise of Rights shall not be available for subsequent Option grants under the Stock Option Plan.

  (e) Whether payments upon exercise of Rights are made in cash, shares of Common Stock or a combination thereof, the Committee shall have the sole discretion as to the timing of the payments, including whether payment shall be made in a lump sum or installments, but payments may not be deferred beyond the first business day of the twenty-fifth calendar month next following the month of exercise of a Right. Deferred payments may bear interest at a rate determined by the Committee, provided that such rate of interest shall not be less than the lowest rate which avoids imputation of interest at a higher rate under the Code. The Board of Directors may make such further provisions and adopt such rules and regulations as it shall deem appropriate, not inconsistent with the Stock Option Plan, related to the timing of the exercise of a Right and the determination of the form and timing of payment to the holder upon such exercise.

  9. Nontransferability of Options. No Options or Rights granted under the Stock Option Plan shall be transferable, other than by will or by the laws of descent and distribution, except that all or any portion of an Option (other than Options which are ISOs) may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of a holder of such Option, subject to such restrictions on transfer which may be imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Stock Option Plan and the Options, as the case may be ("Permitted Transferee"). Options which are ISOs may be exercised, during the lifetime of the holder, only by the holder, or by his guardian or legal representative.

  10. Termination of Relationship to the Company. (a) In the event that any original grantee shall cease to be an Eligible Individual of the Company (or any subsidiary thereof), except as set forth in Paragraph 11, such Option may (subject to the provisions of the Stock Option Plan) be exercised (to the extent that the original grantee was entitled to exercise such Option at the termination of his employment or service as a director, officer, consultant, adviser, agent or independent representative, as the case may be) at any time within three months after such termination (or for such other period following termination as the grantee and the Company may have agreed to in writing), but not more than 10 years (five years in the case of a 10% Holder) after the date on which such Option was granted or the expiration of the Option, if earlier. Notwithstanding the foregoing, except as provided in Paragraph 11, if the position of an original grantee shall be terminated by the Company or any subsidiary thereof for cause or if the original grantee terminates his employment or position voluntarily and without the written consent of the Company or any subsidiary Company thereof, as the case may be, the Options granted to such person, whether held by such person or by a Permitted Transferee shall, to the extent not theretofore exercised, forthwith terminate immediately upon such termination.

  (b) Other than as provided in Paragraph 10(a), Options granted under the Stock Option Plan shall not be affected by any change of duties or position so long as the holder remains an Eligible Individual.

  (c) Any Option Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates or the date other positions or relationships terminate for purposes of the Stock Option Plan and the effect of leaves of absence, which provisions may vary from one another.

  (d) Nothing in the Stock Option Plan or in any Option granted pursuant to the Stock Option Plan shall confer upon any Eligible Individual or other person any right to continue in the employ of the Company or any subsidiary corporation (or the right to be retained by, or have any continued relationship with the Company or any subsidiary corporation thereof), or affect the right of the Company or any such subsidiary corporation, as the case may be, to terminate his employment, retention or relationship at any time. The grant of any Option pursuant to the Stock Option Plan shall be entirely in the discretion of the Committee and nothing in the Stock Option Plan shall be construed to confer on any Eligible Individual any right to receive any Option under the Stock Option Plan.

  11. Death, Disability or Retirement of Optionee. (a) If a person to whom an Option has been granted under the Stock Option Plan shall (i) die (and the conditions in sub-paragraph (b) below are met) or (ii) become permanently and totally disabled or enter retirement (as such terms are defined below) while serving as an Eligible Individual, the Option shall become immediately fully exercisable and the period for exercise provided in Paragraph 10 shall be extended to (i) one year after the date of death of the original grantee, or (ii) in the case of the permanent and total disability of the original grantee, to one year after the date of permanent and total disability of the original grantee, or (iii) three years in the case of a retirement (as defined below), but, in any case, not more than 10 years (five years in the case of a 10% Holder) after the date such Option was granted, or the expiration of the Option, if earlier, as shall be prescribed in the original grantee's Option Agreement. An Option may be exercised as set forth herein in the event of the original grantee's death, by a Permitted Transferee or the person or persons to whom the holder's rights under the Option pass by will or applicable law, or if no such person has the right, by his executors or administrators; or in the event of the original grantee's permanent and total disability, by the holder or his guardian.

  (b) In the case of death of a person to whom an Option was originally granted, the provisions of subparagraph (a) apply if such person dies (i) while in the employ of the Company or a subsidiary corporation thereof or while serving as an Eligible Individual of the Company or a subsidiary corporation thereof or (ii) within three months after the termination of such position other than termination for cause, or voluntarily on the original grantee's part and without the consent of the Company or a subsidiary corporation thereof, or (iii) within three years following his retirement.

  (c) The term "permanent and total disability" as used above shall have the meaning set forth in Section 22(e)(3) of the Code.

  (d) The term "retirement" as used above shall mean voluntary termination of employment with the Company or a subsidiary corporation thereof by the Eligible Individual after attaining age 55 with at least 10 years of service with the approval of the Company or, if the individual has not attained age 55 and/or has less than 10 years of service, the Company determines that circumstances exist that warrant the granting of retirement status.

  12. Adjustments upon Changes in Capitalization. Notwithstanding any other provision of the Stock Option Plan, each Agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Common Stock covered by such Option, the Option prices and the number of shares of Common Stock as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares of Common Stock as to which Options may be granted under the Stock Option Plan to any Eligible Individual shall be appropriately adjusted by the Committee whose determination shall be conclusive. In the event of (i) the dissolution, liquidation, merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company, or (ii) the disposition by the Company of substantially all of the assets or stock of a subsidiary of which the original grantee is then an employee, officer or director, consultant, adviser, agent or independent representative or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, if the Committee shall so determine, each Option under the Stock Option Plan, if such event shall occur with respect to the Company, or each Option granted to an employee, officer, director, consultant, adviser, agent or independent representative of a subsidiary respecting which such event shall occur, shall (x) become immediately and fully exercisable or (y) terminate simultaneously with the happening of such event, and the Company shall pay the Optionee in lieu thereof an amount equal to (a) the excess of the fair market value over the exercise price of one share on the date on which such event occurs, multiplied by (b) the number of shares subject to the Option, without regard to whether the Option is then otherwise exercisable.

  13. Effectiveness of the Stock Option Plan. Options may be granted under the Stock Option Plan, subject to its authorization and adoption by stockholders of the Company, at any time or from time to time after its adoption by the Committee, but no Option shall be exercised under the Stock Option Plan until the Stock Option Plan shall have been authorized and adopted by a majority of the votes properly cast thereon at a meeting of stockholders of the Company duly called and held within 12 months from the date of adoption of the Stock Option Plan by the Board of Directors.
If so adopted, the Stock Option Plan shall become effective as of the date of its adoption by the Board of Directors. The exercise of the Options shall also be expressly subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933, as amended (the "Act") shall be effective, or other provisions satisfactory to the Committee shall have been made to ensure that such exercise will not result in a violation of such Act, and such other qualification under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable shall have been effected. If the shares of Common Stock issuable upon exercise of an Option are not registered under such Act, and if the Committee shall deem it advisable, the Optionee may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Stock Option Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such Optionee will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof and (iii) that the holder accepts such restrictions on transfer of such shares, including, without limitation, the affixing to any certificate representing such shares of an appropriate legend restricting transfer as the Company may reasonably impose.

  14. Termination and Amendment of the Stock Option Plan. The Board of Directors of the Company may, at any time prior to the termination of the Stock Option Plan, suspend, terminate, modify or amend the Stock Option Plan; provided that any increase in the aggregate number of shares of Common Stock reserved for issue upon the exercise of Options, any amendment which would materially increase the benefits accruing to participants under the Stock Option Plan, or any material modification in the requirements as to eligibility for participation in the Stock Option Plan, shall be subject to the approval of stockholders in the manner provided in Paragraph 13, except that any such increase, amendment or change that may result from adjustments authorized by Paragraph 12 or adjustments based on revisions to the Code or regulations promulgated thereunder (to the extent permitted by such authorities) shall not require such approval. No suspension, termination, modification or amendment of the Stock Option Plan may, without the express written consent of the Eligible Individual (or his Permitted Transferee) to whom an Option shall theretofore have been granted, adversely affect the rights of such Eligible Individual (or his Permitted Transferee) under such Option.

  15. Financing for Investment in Stock of the Company. The Board of Directors may cause the Company or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks which loans may be secured in whole or in part by assets of the Company or any subsidiary, to any Eligible Individual under the Stock Option Plan who shall have been so employed or so served for a period of at least six months at the end of the fiscal year ended immediately prior to arranging such financing; but the Board of Directors may, in any specific case, authorize financing for an Eligible Individual who shall not have served for such a period. Such financing shall be for the purpose of providing funds for the purchase by the Eligible Individual of shares of Common Stock pursuant to the exercise of an Option and/or for payment of taxes incurred in connection with such exercise, and/or for the purpose of otherwise purchasing or carrying a stock investment in the Company. The maximum amount of liability incurred by the Company and its subsidiaries in connection with all such financing outstanding shall be determined from time to time in the discretion of the Board of Directors. Each loan shall bear interest at a rate not less than that provided by the Code and other applicable law, rules, and regulations in order to avoid the imputation of interest at a higher rate. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may be reasonably be expected to benefit the Company, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-Laws of the Company or such subsidiary, and applicable laws.

  If any such financing is authorized by the Board of Directors, such financing shall be administered by the Board of Directors.

  16. Severability. In the event that any one or more provisions of the Stock Option Plan or any Agreement, or any action taken pursuant to the Stock Option Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state or the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Stock Option Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Stock Option Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

  17. Applicable Law. The Stock Option Plan shall be governed and interpreted, construed and applied in accordance with the laws of the State of Pennsylvania.

  18. Withholding. A holder shall, upon notification of the amount due and prior to or concurrently with delivery to such holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state, local or other tax requirements.

  19. Miscellaneous.

  1. The terms "parent," "subsidiary" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

  2. The term "terminated for cause" shall mean termination by the Company (or a subsidiary thereof) of the employment of or other relationship with, the original grantee by reason of the grantee's (i) wilful refusal to perform his obligations to the Company (or a subsidiary thereof), (ii) wilful misconduct, contrary to the interests of the Company (or a subsidiary thereof), or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute regarding whether a termination for cause has occurred, the Board of Directors may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

  3. The term "change in control" shall mean an event or series of events that results in (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Company, a majority-owned subsidiary of the Company of an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or
(y) the combined company).

                                                                    ANNEX B


                            JONES APPAREL GROUP, INC.
                         EXECUTIVE ANNUAL INCENTIVE PLAN


  1. Purpose.

The purpose of the Jones Apparel Group, Inc. Executive Annual Incentive Plan is to provide an incentive to executive officers who contribute to the success of the business, by rewarding superior financial performance that supports shareholder value.

  2. Definitions.

The following terms shall have the following meanings:

  (a) "Award" shall mean an annual incentive compensation award, granted under the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d) "Committee" shall mean the Committee of the Board appointed to administer the Plan in accordance with Section 3.

  (e) "Company" shall mean, collectively, Jones Apparel Group, Inc. and its subsidiaries.

  (f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

  (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (h) "Incentive Pool" shall mean the maximum aggregate amount that may be paid as Awards to Participants who are Covered Employees with respect to a Performance Period. The Incentive Pool shall equal 3.0% of Income Before Provision For Income Taxes of the Company but adjusted to exclude the impact of extraordinary items, discontinued operations, and changes in accounting principles recognized in such Performance Period.

  (i) "Income Before Provision for Income Taxes" shall mean, with respect to any Performance Period, the pre-tax income of the Company and its consolidated subsidiaries for such year, as shown in the Company's Annual Report to Stockholders, but adjusted to exclude the impact of extraordinary items, discontinued operations, and changes in accounting principles recognized in such year.

  (j) "Participant" shall mean the executive officers of the Company who are deemed Covered Employees, subject to the approval of the Committee, to participate in the Plan.

  (k) "Performance Factors" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following:

      revenue; net sales; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital and components thereof; return on equity; return on assets; return on investment; stock price; total shareholder return; market share; earnings per share; earnings from continuing operations; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period.

      Such Performance Factors may relate to the performance of the Company, a business unit, product line, territory, customer(s), or other category or any combination thereof. Such Performance Factors may be measured against goals established by the Committee, against the performance of peer organizations or against any external index. Subject to Section 5(c) hereof, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved.

  (l) "Performance Period" shall mean the Company's fiscal year.

  (m) "Plan" shall mean The Jones Apparel Group, Inc. Executive Annual Incentive Plan.

  3. Administration.

The Plan shall be administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Committee shall have the authority to:

  -  determine the persons designated as Participants in the Plan;

  - determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award;

  - determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, or surrendered;

  - make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles;

  -  construe and interpret the Plan and any Award;

  - prescribe, amend and rescind rules and regulations relating to the Plan; and

  - make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall consist of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted under the Plan.

  4. Eligibility.

Executive Officers of the Company who are Covered Employees, or individuals who the Committee expects to become Covered Employees, shall be eligible to participate in the Plan for a particular Performance Period. At the beginning of each Performance Period, the Committee will review the individuals and, in its sole discretion, approve the individuals who will be Participants in the Plan for the Performance Period.

  5. Terms of Awards.

Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve, and the terms and conditions of such Awards shall be set forth therein.

  (a) In General. The Committee shall specify with respect to a Performance Period the Performance Factors applicable to each Award. Performance Factors may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid, as well as a maximum level of performance above which no additional award will be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Factors with respect to such Performance Period are attained.

  (b) Special Provisions Regarding Awards to Covered Employees. Notwithstanding anything to the contrary contained in this Section 5, any Award to any Covered Employee shall be granted in accord with the provisions of this Section 5(b). For each Performance Period, (i) the aggregate amount available as Awards under the Plan to all Covered Employees shall not exceed the Incentive Pool, and (ii) the maximum Award to any individual Covered Employee shall not exceed $3,000,000.

  The Committee shall, no later than the end of the first quarter of each Performance Period, allocate percentages of the Incentive Pool (not to exceed 100% in the aggregate) which shall be payable as Awards to the individuals who are deemed to be Covered Employees for such Performance Period. In making Awards to Covered Employees with respect to any Performance Period, the Committee may determine that the aggregate amount paid to Covered Employees shall be less than the Incentive Pool for such year, but the excess amount shall not be available for Awards to Covered Employees for future years. In addition, the Committee may apply discretion to reduce or eliminate the amount of an Award under the Plan payable to a Covered Employee based on its assessment of business results compared to specified Performance Factors or any other factors.

  (c) Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Awards granted under the Plan shall be made in cash, within a reasonable period after the end of the Performance Period, but after Awards based on the allocation of the Incentive Pool, as described in Section 5(b), have been certified by the Committee.

  6. General Provisions.

  (a) Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

  (b) Nontransferability. Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable by will or the laws of descent and distribution.

  (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted under the Plan shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan. Participation in the Plan shall not interfere with or limit in any way the right of the Company to terminate a Participant's employment.

  (d) Withholding Taxes. The Company shall have the right to withhold the amount of any taxes due with respect to payment of any Award under the Plan.

  (e) Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award during or following the end of the Performance Period to which such Award relates.

  (f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

  (g) Termination of Employment. Unless otherwise provided by the Committee, if a Participant's employment terminates for any reason prior to the end of a Performance Period, no Award shall be payable to such Participant for that Performance Period. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in the Plan, and no Award shall be payable to such a Participant.

  (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

  (i) Governing Law. Administration of the Plan shall be governed by the laws of the State of New York.

  (j) Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

  (k) Beneficiary. Each Participant shall designate a beneficiary or beneficiaries to receive payment of any Awards earned under this Plan in the case of death. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 6(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

  (l) Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions of the Plan shall be construed in a manner to so comply.

                                  [FRONT SIDE]

PROXY

                            JONES APPAREL GROUP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints Sidney Kimmel, Herbert J. Goodfriend and Wesley R. Card, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 19, 1999 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

      (Continued, and to be marked, dated and signed, on the other side)

                                [REVERSE SIDE]


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE         Please mark
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.         your votes
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR          as indicated
PROPOSALS 1, 2, 3 AND 4.                                       in this
                                                               example [X]


1. ELECTION OF     NOMINEES: Sidney Kimmel,          2. Ratification of
   DIRECTORS                 Jackwyn Nemerov,           BDO Seidman, LLP
                             Irwin Samelman,            as the independent
   FOR all      WITHHOLD     Geraldine Stutz,           certified public
  nominees     AUTHORITY     Howard Gittis,             accountants of
  listed to     to vote      Eric A. Rothfeld,          the corporation.
  the right     for all      and Mark J. Schwartz
 (except as    nominees                                 FOR  AGAINST  ABSTAIN
  marked to    listed to     INSTRUCTION: To withhold   [  ]   [  ]     [  ]
the contrary)  the right     authority to vote for
    [  ]         [  ]        any individual nominee,
                             write that nominee's
                             name in the space
                             provided below.
                             _______________________


3. Approval of 1999      4. Approval of Executive    5. In their discretion,
   Stock Option Plan        Annual Incentive Plan       the Proxies are
                                                        authorized to vote
   FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN       upon such other
   [  ]   [  ]     [  ]     [  ]   [  ]     [  ]        business as may properly
                                                        come before the meeting.

                                      Please sign exactly as the name appears
                                      hereon.  When shares are held by joint
                                      tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      Dated: __________________________, 1999

                                      _______________________________________
                                      Signature

                                      _______________________________________
                                      Signature if held jointly


               (PLEASE SIGN, DATE, AND RETURN THE PROXY CARD
                   PROMPTLY USING THE ENCLOSED ENVELOPE)